EXHIBIT 10.3

THE SECURITIES REPRESENTED BY THIS CONVERTIBLE SUBORDINATED DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

$500,000	No. 2009-01

TOR MINERALS INTERNATIONAL, INC.

6% CONVERTIBLE SUBORDINATED DEBENTURE DUE MAY 4, 2016

            TOR Minerals International, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Paulson Ranch, Ltd., or its registered assigns (the "Holder"), the principal sum of Five Hundred Thousand Dollars ($500,000), and to pay interest thereon, at the rate of 6% per annum, until the principal hereof is paid.  This Debenture is issued pursuant to a Subscription Agreement dated May 4, 2009 (the "Subscription Agreement"), between the Company and the Holder relating to the purchase by the Holder of Units, of which this Debenture is a part.

            Section 1.        Payments.  Unless earlier converted pursuant to Section 10 below, the Company hereby promises to pay to the order of the Holder the principal sum of Five Hundred Thousand Dollars ($500,000), or such lesser amount as shall be outstanding from time to time, at the Holder's address listed in the Subscription Agreement, or such other place as the holders hereof may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, together with interest on the unpaid principal balance hereof at the rate provided herein from the date of this Debenture until payment in full of the indebtedness evidenced by this Debenture.

            Section 2.        Payment of Principal and Interest.

                        (a)        Except as otherwise provided herein, accrued and unpaid interest on the unpaid principal balance shall be payable in quarterly installments on August 4, November 4, February 4 and May 4 of each year (or if any such day is not a business day, on the next succeeding business day) commencing August 4, 2009.

                        (b)        Except as otherwise provided herein, payments of principal due under this Debenture, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

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                                    (i)         $31,250 shall be due and payable on May 4, 2012;

                                    (ii)        $31,250 shall be due and payable on May 4, 2013;

                                    (iii)       $31,250 shall be due and payable on May 4, 2014;

                                    (iv)       $31,250 shall be due and payable on May 4, 2015; and

                                    (v)        all remaining outstanding principal balance and all accrued and unpaid interest shall be due and payable on May 4, 2016 (the "Maturity Date").

                        (c)        All payments received by the Holder (whether of principal, interest or other amounts) which are applied at any time by the Holder to indebtedness evidenced by this Debenture shall be applied first to accrued interest and then to principal.

                        (d)        It is expressly agreed that upon the occurrence (and during the continuation) of any Event of Default as set forth herein, at the option of the Holder and without notice to the Company, all accrued and unpaid interest, if any shall be added to the outstanding principal balance hereof and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate equal to the lesser of (i) a rate of 18% per annum, or (ii) the maximum rate of interest allowed to be charged under applicable law, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein.  All such interest shall be paid at the time of and as a condition precedent to the curing of any such Event  of Default.

            Section 3.        Prepayment.

                        (a)        If during any consecutive twelve-month period prior to the Maturity Date, the average Closing Price (as defined in clause (d) of this Section below) of the Common Stock (as defined in Section 10 below) equals or exceeds $2.00 per share, the Company may thereafter prepay this Debenture, in whole or in part, without premium or penalty.  All prepayments shall be applied first to accrued interest and then to principal.

                        (b)        At least 30 days before the date of prepayment (the "Prepayment Period"), the Company shall provide notice to the Holder of such prepayment, which shall state:

                                    (i)         that the conditions to prepayment set forth in clause (a) of this Section have been satisfied;

                                    (ii)        the prepayment date;

                                    (iii)       the amount of the outstanding principal and accrued and unpaid interest which the Company will prepay (the "Prepayment Amount") and, if the Debenture is being prepaid in part, that after the Prepayment Date, upon presentation and surrender of the Debenture, a new Debenture or Debentures in aggregate principal amount equal to the unpaid portion thereof will be issued; and

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                                    (iv)       that if the Holder wishes to convert any portion of outstanding principal or interest under this Debenture that constitutes all or part of the Prepayment Amount, the Holder must present the Debenture for conversion no later than the close of business on the business day immediately preceding the prepayment date and satisfy the requirements set forth in Section 10 below.

                        (d)        "Closing Price" means, as of any date of determination, the closing per share sale price on such date as reported by the Nasdaq Capital Market, or if the Common Stock is not then quoted on the Nasdaq Capital Market, such other principal national securities exchange on which the Common Stock is listed, or if no closing sale price is reported, the average of the bid and ask prices, or if more than one in either case, the average of the average bid and the average asked prices, in either case, at 4:00 p.m. (or such earlier time as the last sale prior to 4:00 p.m.), New York time, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded, or if the Common Stock is not traded on such an exchange, as reported on the system of automated dissemination of quotations of securities prices in common use.

            Section 4.        Subordination.  The principal of and interest on this Debenture is subordinate and junior to the extent set forth in that certain Subordination Agreement (the "Subordination Agreement") entered into, or to be entered into, between TOR Minerals International, Inc., Paulson Ranch, Ltd., The D and CH Trust, The Douglas MacDonald Hartman Family Irrevocable Trust and Bank of America, N.A.

            Section 5.        Events of Default.  An "Event of Default" occurs if:

                        (a)        the Company defaults in the payment of any installment of interest on this Debenture when the same becomes due and payable and the default continues for a period of 10 days;

                        (b)        the Company defaults in the payment of all or any part of the principal of this Debenture as and when the same becomes due and payable at maturity, by declaration or otherwise;

                        (c)        the Company fails duly to observe or comply in any material respect with any of its other material covenants or agreements contained in this Debenture and the default continues for the period and after the notice specified below;

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                        (d)        the Company (i) admits in writing its inability to pay its debts generally as they become due, (ii) commences a voluntary case or proceeding under any bankruptcy, insolvency or debtor relief law with respect to itself, (iii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any bankruptcy, insolvency or debtor relief law, (iv) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official for it or for substantially all of its property, (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (vi) makes a general assignment for the benefit of its creditors, or (vii) takes any corporate action to authorize or effect any of the foregoing;

                        (e)        a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company in an involuntary case or proceeding under any bankruptcy, insolvency or debtor relief law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any subsidiary, (ii) appoint a receiver, trustee, assignee, liquidator or similar official for the Company or any subsidiary or for substantially all of the property of the Company or any subsidiary, or (iii) order the winding‑up or liquidation of the affairs of the Company or any subsidiary; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

            An event under clause (c) above is not an Event of Default until the Holder notifies the Company of the default, and the Company does not cure the default within 30 days after receipt of the notice.

            Section 6.        Acceleration.  Subject to the terms and conditions of the Subordination Agreement, if an Event of Default (other than an Event of Default specified in Section 5(d) or (e) with respect to the Company) occurs and is continuing, the Holder may, by written notice to the Company, which notice will specify the respective Event of Default and that it is a "Notice of Acceleration" (the "Acceleration Notice"), declare the aggregate principal amount of this Debenture outstanding, together with accrued but unpaid interest thereon to the date of payment, to be due and payable immediately and, upon any such declaration, the same shall become immediately due and payable, unless all Events of Default specified in such Acceleration Notice shall have been cured.  If an Event of Default specified in Section 5(d) or (e) occurs with respect to the Company, all unpaid principal and accrued interest on this Debenture then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Holder.

            Section 7.        Other Remedies.  If an Event of Default occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on this Debenture or to enforce the performance of any provision of this Debenture.  A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

            Section 8.        Waiver of Past Defaults.  Prior to the declaration of the maturity of this Debenture as provided in Section 6, the Holder by notice to the Company may waive an existing Event of Default and its consequences, except a default in the payment of principal of or interest on any Debenture as specified in clauses (a) and (b) of Section 5.  When an Event of Default is waived, it is cured and ceases.

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            Section 9.        Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Debenture, the right of any Holder to receive payment of principal of and interest on a Debenture, on or after the respective due dates expressed in such Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

            Section 10.      Conversion.

                        (a)        Conversion; Conversion Rate.  Subject to and upon compliance with the provisions of this Section, all or any portion of this Debenture may be converted, at the election of the Holder into duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Company, par value $0.25 per share (the "Common Stock") at the rate of one share of Common Stock for each $0.53 (which shall be the greater of (i) the consolidated closing bid price of the Common Stock on the NASDAQ Capital Market on the trading day immediately preceding the date of this Debenture plus $0.125, and (ii) $0.53) then outstanding as principal of or interest accrued on the Debenture.  Conversion may be made at any time, at the election of the Holder, up to an including the date of payment.  For conversion, the Holder must present the Debenture at the office of the Company along with a properly executed conversion election in the form attached as Exhibit A.  In the event of any stock dividend, split, combination or reclassification directly affecting the then outstanding Common Stock, the number of shares of Common Stock into which the indebtedness of this Debenture may be converted shall be proportionately adjusted, upward or downward, to prevent dilution or enlargement of the rights of the Holder, effective at the close of business on the date of such dividend, split, combination or reclassification.

                        (b)        Issuance of Common Stock on Conversion.  Upon receiving a properly executed conversion election, the Company shall deliver or cause to be delivered to the Holder a certificate or certificates representing the number of duly authorized, validly issued, fully paid and non‑assessable shares of Common Stock into which this Debenture shall be converted in accordance with the provisions of this Section.  Such conversion shall be deemed to have been made at the time of the receipt of the conversion election.  The rights of the Holder as a holder of this Debenture shall cease at the time this Debenture is fully converted and, subject to the provision of Section 10(h) hereof, the person entitled to receive the shares of Common Stock upon conversion of such Debenture shall be treated for all purposes as having become the record holder of such shares at such time and such conversion shall be at the conversion rate in effect at such time.  The Company shall not be obligated to deliver or cause to be delivered such certificates to the Holder unless and until this Debenture is delivered to the Company or the Holder notifies the Company that this Debenture has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.

                        (c)        No Adjustment for Dividends.  No payment or adjustments shall be made on conversion of this Debenture for dividends on securities issued upon such conversion.

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                        (d)        No Fractional Shares to be Issued.  No fractional shares of Common Stock shall be issued upon conversion of this Debenture.  The number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of and interest accrued on this Debenture (or specified portions thereof so surrendered). In lieu of issuing any fractional share, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the closing price per share of Common Stock on the principal securities exchange on which it is then traded on the day on which banking institutions in Corpus Christi, Texas are open for business next preceding the day of conversion or if not then traded, at the fair market value of a share of Common Stock as determined in good faith by the Company.

                        (e)        Effect of Consolidation, Merger, Conveyance or Transfer.  In case of any consolidation of the Company with, or merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation), or in case of any conveyance or transfer of the property and assets of the Company substantially as an entirety, the entity formed by such consolidation or into which the Company shall have been merged or the person which shall have acquired by conveyance or transfer such property and assets, as the case may be, shall assume the obligations of the Company under this Debenture and shall agree that the Holder shall have the right thereafter to convert this Debenture into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, conveyance or transfer by a holder of the number and kind of shares of the Company into which such Debenture might have been converted immediately prior to such consolidation, merger, conveyance or transfer.  Such assumption shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section.  The above provisions of this Section shall similarly apply to successive consolidations, mergers, conveyances or transfers.

                        (f)         Notice to Holders Prior to Certain Actions.  In case:

                                    (i)         the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants; or

                                    (ii)        the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets; or

                                    (iii)       the Company is to be a party to any consolidation or merger for which approval of any shareholders of the Company is required, or to the conveyance or transfer of the properties and assets of the Company substantially as an entirety; or

                                    (iv)       the Company is to be voluntarily or involuntarily dissolved, liquidated or wound up;

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then the Company shall cause to be given to the Holder, at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distribution are expected to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

                        (g)        Company to Reserve Shares.  The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, free from preemptive rights, solely for the purpose of issue upon conversion of this Debenture as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Debenture.  The Company covenants that all shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued and fully paid and non-assessable.  The Company covenants that, upon conversion of this Debenture as herein provided, there will be credited to the Common Stock capital account from the consideration for which the shares of Common Stock issuable upon such conversion are issued an amount per share so issued as determined by the Board of Directors, which amount shall not be less than the amount required by law and by the Company's certificate of incorporation as in effect on the date of such conversion.  For the purposes of this covenant the amount of principal and interest owing on the portion of this Debenture converted, less the amount of cash paid in lieu of the issuance of fractional shares on such conversion, shall be deemed to be the amount of consideration for which the shares issuable upon such conversion are issued.

                        (h)        Taxes on Shares Issued.  The issuance of certificates for Common Stock upon the conversion of this Debenture shall be made without charge to the Holder for any tax in respect of the issuance of certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            Section 11.      Notices.  All notices, consents, waivers, and other communications under this Debenture must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth in the Subscription Agreement (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

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            Section 12.      Holder.  The Company may consider and treat the person in whose name this Debenture shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Debenture shall be overdue) and the Company shall not be affected by any notice to the contrary.  The registered owner of this Debenture shall have the right to transfer it by assignment (subject to applicable federal and state law) and the transferee thereof shall, upon his registration as owner of this Debenture, become vested with all the powers and rights of the transferor.  In case of transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Debenture may be registered in the name of the transferee.  This Debenture is transferable only on the books of the Company by the Holder hereof, in person or by attorney, on the surrender hereof, duly endorsed.  Communications sent to any registered owner shall be effective as against all holders or transferees of the Debenture not registered at the time of sending the communication.

            Section 13.      Governing Law.  THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of Texas in any action or proceeding arising out of or relating to this Debenture.

            Section 14.      Successors.  All agreements of the Company in this Debenture shall bind its successors.

            Section 15.      Severability.  In case any one or more of the provisions in this Debenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

            IN WITNESS WHEREOF, the Company has executed this Debenture as of the date first written above.

            DATED as of May 4, 2009.

                                                                        TOR MINERALS INTERNATIONAL, INC.

                                                                        By:

                                                                        Name:       Barbara Russell

                                                                        Title:          Acting Chief Financial Officer

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Exhibit A

OPTION OF HOLDER TO ELECT CONVERSION

If you want to elect to have all of the TOR Minerals International, Inc. 6% Convertible Subordinated Debenture due May 4, 2016 (the "Debenture") converted into Common Stock pursuant to Section 10 of the Debenture, check the box below:

□          Convert the entire principal of and interest accrued on the Debenture

If you want to have only part of the Debenture converted, state the amount you elect to have converted:

$_________

If you want the stock certificate made out in another person's name, complete the following:

________________________________________

________________________________________

________________________________________

________________________________________

(Print or type other person's name, address, zip code and social security or tax I.D. number)

Date:

                                                                        Your Signature

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